1 MUELLER WATER PRODUCTS, INC. INCENTIVE COMPENSATION RECOVERY POLICY I. Introduction The Board of Directors (the “Board”) of Mueller Water Products, Inc. (the “Company”) has adopted this Incentive Compensation Recovery Policy (this “Policy”) to comply with New York Stock Exchange (the “NYSE”) Listed Company Rule 303A.14, which requires listed companies to provide for the recovery of certain erroneously awarded executive compensation in the event of an Accounting Restatement (defined below) resulting from material noncompliance with financial reporting requirements under the U.S. federal securities laws. II. Administration This Policy shall be administered by the Compensation and Human Resources Committee (the “Committee”) of the Board of the Company. Any determinations made by the Committee shall be final and binding on all affected individuals. III. Definitions For purposes of this Policy, the following capitalized terms shall have the meanings set forth below: (a) “Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements (sometimes known as a “Big R” restatement), or that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (sometimes known as a “little r” restatement). (b) “Covered Executives” means the Company’s current and former Executive Officers, as determined by the Committee in accordance with Section 10D of the Exchange Act and the listing standards of the NYSE, and such other senior executives and employees who may from time to time be designated by the Committee to be subject to this Policy. (c) “Effective Date” means October 2, 2023. (d) “Erroneously Awarded Compensation” means, with respect to each Covered Executive in connection with an Accounting Restatement, the amount by which Recovery Eligible Incentive-based Compensation exceeds the amount of Incentive-based Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed in the gross amount without regard to any taxes paid or withheld, other payroll deductions or similar reductions in the gross amount. (e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2 (f) “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice- president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person (including any executive officer of the Company’s affiliates) who performs similar policy-making functions for the Company. The term “Executive Officer” includes, without limitation, those officers identified by the Company in any disclosure made pursuant to the requirements of Regulation S-K Item 401(b). (g) “Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and all other measures that are derived wholly or in part from such measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall for purposes of this Policy be considered Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the SEC. (h) “Incentive-based Compensation” means any compensation that is granted, is earned or becomes vested based wholly or in part upon the attainment of a Financial Reporting Measure. (i) “Received”: Incentive-based Compensation shall be deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation award is deemed attained, even if payment or grant of the Incentive-based Compensation occurs after the end of that period. (j) “Recovery Eligible Incentive-based Compensation” means, in connection with an Accounting Restatement and with respect to each individual who served as a Covered Executive at any time during the applicable performance period for any Incentive-based Compensation (whether or not such Covered Executive is serving in such capacity at the time the Erroneously Awarded Compensation is required to be repaid to the Company), all Incentive-based Compensation Received by such Covered Executive (i) on or after the Effective Date, (ii) after beginning service as a Covered Executive, (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (iv) during the applicable Recovery Period. (k) “Recovery Period” means, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the Restatement Date and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. (l) “Restatement Date” means the earlier to occur of the date (i) (A) the Board, (B) a committee of the Board, or (C) the officer or officers of the Company authorized to take such action if Board or Board committee action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, and (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement.

3 (m) “SEC” means the U.S. Securities and Exchange Commission. IV. Repayment/Forfeiture of Erroneously Awarded Compensation (a) In the event of an Accounting Restatement, the Committee shall take reasonably prompt action after the Restatement Date to determine the amount of any Erroneously Awarded Compensation for each Covered Executive in connection with such Accounting Restatement and, thereafter, shall promptly provide each Covered Executive with a written notice containing the amount of Erroneously Awarded Compensation and a demand for repayment or return, as applicable, on or before a stated deadline or, where the Erroneously Awarded Compensation has not become payable, a notice of its forfeiture. For Incentive-based Compensation based on (or derived from) stock price or total shareholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-based Compensation was Received (in which case the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the NYSE). (b) The Committee shall have broad discretion to determine the appropriate means of recovery of Erroneously Awarded Compensation based on all applicable facts and circumstances and taking into account the time value of money and the cost to shareholders of delaying recovery, including without limitation (i) requiring reimbursement of cash Incentive- based Compensation previously paid; (ii) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (iii) offsetting the amount of any Erroneously Awarded Compensation from any compensation otherwise owed by the Company to the Covered Executive; (iv) cancelling outstanding vested or unvested equity awards or other outstanding compensatory awards; and/or (v) taking any other remedial and recovery action permitted by law. For the avoidance of doubt, except as set forth in Section IV(d) below, in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of a Covered Executive’s obligations hereunder. (c) To the extent that a Covered Executive fails to repay all Erroneously Awarded Compensation to the Company (as determined in accordance with Section IV(b) above) when due (as determined in accordance with Section IV(a) above), the Company shall take all actions reasonable and appropriate to recover such Erroneously Awarded Compensation from the applicable Covered Executive. The applicable Covered Executive shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Erroneously Awarded Compensation in accordance with the immediately preceding sentence. (d) Notwithstanding anything herein to the contrary, the Company shall not be required to take the actions contemplated by Section IV(b) above if the following conditions are met and the Committee determines that recovery would be impracticable:

4 (i) the direct expenses paid to a third party to assist in enforcing this Policy against a Covered Executive would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Erroneously Awarded Compensation, documented such attempts and provided such documentation to the NYSE; (ii) recovery would violate home country law where that law was adopted prior to November 28, 2022; provided that, before determining that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law, the Company has obtained an opinion of home country counsel (acceptable to the NYSE) that recovery would result in such a violation and a copy of the opinion is provided to the NYSE; (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder; or (iv) recovery is not required under SEC Rule 10D-1 or the applicable NYSE listing rules. V. Acknowledgement by Covered Executives The Company shall provide notice of this Policy to, and seek written acknowledgement of this Policy from, each Covered Executive in such form as the Company determines to be appropriate; provided that the failure to provide such notice or obtain such acknowledgement shall have no impact on the applicability of this Policy notwithstanding any agreement to which the Covered Executive is a party. VI. Reporting and Disclosure. The Company shall make all disclosures with respect to this Policy in accordance with the requirements of the U.S. federal securities laws and the applicable listing standards. VII. No Indemnification Notwithstanding the terms of any of the Company’s organizational documents, any corporate policy or any contract, the Company shall not indemnify any Covered Executive against the loss of any Erroneously Awarded Compensation or any claims relating to the Company’s enforcement of its rights under this Policy nor shall the Company pay or reimburse any Covered Executive for any insurance premium to cover the loss of any Erroneously Awarded Compensation. VIII. Interpretation The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC or any national securities exchange or national securities association on which the Company’s securities are listed.

5 IX. Effective Date This Policy shall be effective as of the Effective Date and replaces and supersedes the Clawback Policy issued November 9, 2009, with respect to compensation Received after the Effective Date. X. Amendment; Termination The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the SEC under Section 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange or national securities association on which the Company’s securities are listed. The Board may terminate this Policy at any time. Notwithstanding the foregoing, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any U.S. federal securities laws, SEC rule or the rules of any national securities exchange or national securities association on which the Company’s securities are listed. XI. Other Recovery Rights The Board intends that this Policy will be applied to the fullest extent of the law. The Committee may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any similar policy, whether or not included in any employment agreement, award agreement, or similar agreement, and any other legal remedies or rights available to the Company. XII. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

MUELLER WATER PRODUCTS, INC. (“the Company”) INCENTIVE COMPENSATION RECOVERY POLICY ACKNOWLEDGEMENT FORM By signing below, the undersigned (i) acknowledges and confirms that the undersigned has received and reviewed a copy of the Company’s Incentive Compensation Recovery Policy (the “Policy”) and (ii) acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner permitted by, the Policy. The undersigned further acknowledges and agrees that to the extent that the applicable provisions of any prior agreement, plan, award or other arrangement, or any portion thereof, with the Company and/or any affiliate to which the undersigned may be a party conflict with the terms of the Policy, the Policy shall control; provided, that, nothing in this acknowledgment or the Policy shall restrict the Company from otherwise seeking recoupment under any applicable provisions in any such agreements, plans, awards or other arrangements to the extent any such provisions are supplemental to, and not in derogation of, the Policy. ______________________________ Signature Print Name: Date: